Exhibit 99.1

Friday, July 29, 2016

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR SECOND QUARTER 2016; DECLARES 28 CENT DIVIDEND

Lakeville, Connecticut, July 29, 2016 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its second quarter ended June 30, 2016.

Net income available to common shareholders was $1.7 million, or $0.63 per common share, for the second quarter ended June 30, 2016 (second quarter 2016), compared with $1.5 million, or $0.55 per common share, for the first quarter ended March 31, 2016 (first quarter 2016), and $2.0 million, or $0.74 per common share, for the second quarter ended June 30, 2015 (second quarter 2015).

Selected Second Quarter 2016 Financial Highlights

•	Earnings Per Share increased 14.5% to $0.63 for the second quarter 2016 as compared with the $0.55 for the first quarter 2016
•	Net Loans increased $20.7 million, or 2.8%, in the second quarter 2016 to $749.5 million versus the first quarter 2016 and increased $71.8 million, or 10.6% versus the second quarter 2015.
•	Book value per common share increased $0.37 to $33.57 at June 30, 2016 from $33.20 at March 31, 2016, and $1.31 as compared to $32.26 at June 30, 2015.
•	Tangible book value per common share of $28.28 at June 30, 2016 increased $0.44 from $27.84 at March 31, 2016, and $1.59 as compared to $26.69 at June 30, 2015.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “Our second quarter results continue to validate our role as a community bank as well as our excellent reputation as an alternative to larger banks in our marketplace. With assets over $900 million and loan growth of more than $50 million so far this year, we have demonstrated capabilities and teams in place to effectively serve our markets. While the historically low interest rate environment continues to challenge our industry, the Bank’s growth, interest margin of 3.71% and improvements in our efficiency ratio have resulted in a strong quarter. An increase in Tangible Book Value of $0.44 for the quarter continues to reflect management’s focus on enhancing the value of our franchise.”

Net-Interest Income

Tax equivalent net interest income for second quarter 2016 decreased $112,000, or 1.4%, versus first quarter 2016, and decreased $211,000 or 2.6%, versus second quarter 2015. Average earning assets increased $7.8 million versus first quarter 2016, and increased $42.1 million versus second quarter 2015. Average total interest bearing deposits increased $4.2 million versus first quarter 2016 and increased $8.4 million versus second quarter 2015. The net interest margin of 3.71% decreased 8 basis points versus 3.79% for the first quarter 2016 and decreased 30 basis points versus 4.01% for the second quarter 2015.

Interest income for the second quarter reflects net accretion related to the fair value adjustments of loans acquired in the Riverside Bank acquisition in the amount of $46,000. The first quarter 2016 and second quarter of 2015 included similar adjustments of $443,000 and $582,000 respectively.

Non-Interest Income

Non-interest income for second quarter 2016 increased $325,000 versus first quarter 2016 and increased $109,000 versus second quarter 2015. Trust and wealth advisory revenues increased $100,000 versus first quarter 2016 and decreased $6,000 versus second quarter 2015. The second quarter increase is the result of an increase in assets under management and the annual tax preparation fees collected in second quarter 2016. Service charges and fees increased $55,000 versus first quarter 2016 and increased $7,000 versus second quarter 2015. The second quarter increase was a result of higher fees due to increased transactional volume, mainly attributable to interchange fees. Income from sales and servicing of mortgage loans increased $27,000 versus first quarter 2016 and decreased $29,000 versus second quarter 2015. The second quarter increase is mainly due to a higher volume of mortgages sold, while the year-over-year decrease is due to a lower volume of mortgages sold and a decrease in servicing values as a result of a decline in the discount rate. Second quarter 2016 mortgage loan sales totaled $2.5 million versus $1.8 million for first quarter 2016 and $3.0 million for second quarter 2015. Second quarter 2016, first quarter 2016, and second quarter 2015 included mortgage servicing amortization and periodic impairment charges (net) of $65,000, $71,000, and $72,000, respectively. Gain on sale of securities for the second quarter 2016, first quarter 2016, and second quarter 2015 totaled $146,000, $2,000, and $11,000, respectively.  Other income includes bank owned life insurance income and rental income.

Non-Interest Expense

Non-interest expense for second quarter 2016 decreased $201,000 versus first quarter 2016 and increased $99,000 versus second quarter 2015. Total compensation expense decreased $65,000 versus first quarter 2016 mainly due to 401K and payroll taxes on the annual performance related compensation paid in March, partially offset by higher base salaries due to staffing and mix. The total compensation expense year-over-year increase of $188,000 is mainly attributable to increased staffing levels, market and merit adjustments.

Premises and equipment expense decreased $51,000 versus first quarter 2016 and decreased $69,000 versus second quarter 2015. The second quarter 2016 and the year-over-year decreases were mainly related to lower fuel, utility, and building repair costs.

Data processing increased $2,000 versus first quarter 2016 and $51,000 versus second quarter 2015. The increases were mainly due to expenses related to a terminated contract and imaging set-up fees. The first quarter 2016 included year-end processing and tax reporting.

Loan related expenses decreased $61,000 versus first quarter 2016 and $103,000 versus second quarter 2015. The second quarter decrease was mainly due to delinquent real estate taxes paid in first quarter 2016 on non-performing loans. The year-over-year decrease was mainly due to the write-down of OREO properties in second quarter 2015.

Professional fees increased $184,000 versus first quarter 2016, and decreased $29,000 versus second quarter 2015. Second quarter 2016 included third party imaging, Trust and wealth advisory client related tax preparation fees and increased loan review fees.

Other expense decreased $258,000 versus first quarter 2016 primarily as a result of decreased expenses related to sold loans serviced for others and increased $30,000 versus second quarter 2015.

The effective income tax rates for second quarter 2016, first quarter 2016 and second quarter 2015 were 27.79%, 25.86% and 29.96%, respectively.

Loans

Net loans receivable increased $20.7 million during second quarter 2016 to $749.5 million at June 30, 2016, increased $50.5 million compared with $699.0 million at December 31, 2015, and increased $71.8 million compared with $677.7 million at June 30, 2015.

Asset Quality

Non-performing assets decreased $2.2 million during second quarter 2016 to $14.6 million, or 1.6% of assets at June 30, 2016, from $16.8 million, or 1.9% of assets at March 31, 2016, and decreased $0.4 million from $15.0 million, or 1.7% of assets, at June 30, 2015.

The amount of total impaired and potential problem loans decreased to $28.8 million (3.83% of gross loans receivable) during second quarter 2016, compared to $30.6 million, or 4.17% of gross loans receivable at March 31, 2016 and decreased $1.5 million from $30.3 million, or 4.44% of gross loans receivable at June 30, 2015.

Accruing loans receivable 30-to-89 days past due decreased $4.4 million during second quarter 2016 to $3.6 million, or 0.5% of gross loans receivable, from $8.0 million, or 1.1% of gross loans receivable at March 31, 2016, and increased $0.7 million versus June 30, 2015.

Provision for loan loss expense was $525,000 for second quarter 2016 versus $463,000 for first quarter 2016, and $196,000 for second quarter 2015. Net loan charge-offs were $684,000 for the second quarter 2016, $302,000 for first quarter 2016 and $320,000 for the second quarter 2015. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, was 0.76% for the second quarter 2016, versus 0.80% for first quarter 2016 and 0.74% for second quarter 2015.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Book value and tangible book value per common share increased $0.37 and $0.44, respectively, during second quarter 2016, to $33.57 and $28.28, respectively. Tangible book value excludes goodwill and core deposit intangibles.

Shareholders’ equity increased $1.2 million in second quarter 2016 to $92.6 million at June 30, 2016. Contributing to the increase in shareholders’ equity for second quarter 2016 was net income of $1.7 million, and a $0.1 million increase in common stock offset by common stock dividends paid of $0.8 million.

The Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At June 30, 2016, the Bank’s tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 9.58%, 12.70%, and 11.87%, respectively, compared with regulatory “well capitalized” minimums of 5.00%, 10.00%, and 6.5%, respectively. Risk based capital information for 2016 incorporates the implementation of Basel III.

At June 30, 2016, Salisbury’s tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 8.64%, 13.08%, and 10.86%, respectively.

Second Quarter 2016 Dividends on Common Shares

The Board of Directors of Salisbury declared a $0.28 per common share quarterly cash dividend at their July 29, 2016 meeting. The dividend will be paid on August 26, 2016 to shareholders of record as of August 12, 2016.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, Poughkeepsie, and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

This news release may contain statements relating to future results of Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	June 30, 2016 (unaudited)	December 31, 2015
ASSETS
Cash and due from banks	$10,961	$14,891
Interest bearing demand deposits with other banks	20,537	47,227
Total cash and cash equivalents	31,498	62,118
Securities
Available-for-sale at fair value	80,438	76,694
Federal Home Loan Bank of Boston stock at cost	3,436	3,176
Loans held-for-sale	—	763
Loans receivable, net (allowance for loan losses: $5,718 and $5,716)	749,523	699,018
Bank premises and equipment, net	14,507	14,307
Goodwill	12,552	12,552
Intangible assets (net of accumulated amortization: $3,216 and $2,909)	2,031	2,338
Accrued interest receivable	2,217	2,307
Cash surrender value of life insurance policies	13,862	13,685
Deferred taxes	1,998	1,989
Other assets	1,432	2,245
Total Assets	$913,494	$891,192
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$189,182	$201,340
Demand (interest bearing)	120,142	125,465
Money market	197,869	183,783
Savings and other	124,019	119,651
Certificates of deposit	123,259	124,294
Total deposits	754,471	754,533
Repurchase agreements	3,355	3,914
Federal Home Loan Bank of Boston advances	47,083	26,979
Subordinated debt(1)	9,776	9,764
Note payable	358	376
Capital lease liability	420	422
Accrued interest and other liabilities	5,447	4,630
Total Liabilities	820,910	800,618
Shareholders' Equity
Common stock - $.10 per share par value
Authorized: 5,000,000;
Issued: 2,758,186 and 2,733,576	276	273
Unearned compensation - restricted stock awards	(483)	(110)
Paid-in capital	42,056	41,364
Retained earnings	49,627	47,922
Accumulated other comprehensive income, net	1,108	1,125
Total Shareholders' Equity	$92,584	90,574
Total Liabilities and Shareholders' Equity	$913,494	$891,192

(1) Net of issuance costs, which are capitalized and amortized as a component of interest expense over a period of 10 years.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended June,	Three months ended		Six months ended
(in thousands, except per share amounts)	2016	2015	2016	2015
Interest and dividend income
Interest and fees on loans	$7,930	$7,850	$15,855	$15,772
Interest on debt securities
Taxable	286	298	579	624
Tax exempt	237	357	523	747
Other interest and dividends	60	40	134	73
Total interest and dividend income	8,513	8,545	17,091	17,216
Interest expense
Deposits	529	453	1,037	897
Repurchase agreements	1	2	2	3
Capital lease	17	17	35	35
Note payable	6	—	11	—
Subordinated debt	156	—	312	—
Federal Home Loan Bank of Boston advances	245	280	476	562
Total interest expense	954	752	1,873	1,497
Net interest and dividend income	7,559	7,793	15,218	15,719
Provision (benefit) for loan losses	525	196	988	(4)
Net interest and dividend income after provision (benefit) for loan losses	7,034	7,597	14,230	15,723
Non-interest income
Trust and wealth advisory	884	890	1,668	1,712
Service charges and fees	785	778	1,515	1,509
Gains on sales of mortgage loans, net	57	87	96	181
Mortgage servicing, net	21	20	33	(20)
Gains on sales of available-for-sale securities, net	146	11	148	186
Other	116	114	233	228
Total non-interest income	2,009	1,900	3,693	3,796
Non-interest expense
Salaries	2,687	2,449	5,261	4,989
Employee benefits	910	960	1,998	1,965
Premises and equipment	844	913	1,739	1,821
Data processing	449	398	896	872
Professional fees	564	593	944	1,243
Collections, OREO and loan related	125	228	311	472
FDIC insurance	176	133	310	331
Marketing and community support	180	180	380	290
Amortization of core deposit intangibles	152	164	307	333
Other	552	522	1,334	1,059
Total non-interest expense	6,639	6,540	13,480	13,375
Income before income taxes	2,404	2,957	4,443	6,144
Income tax provision	669	885	1,196	1,838
Net income	$1,735	$2,072	$3,247	$4,306
Net income available to common shareholders	$1,735	$2,032	$3,247	$4,226

Basic earnings per common share	$0.63	$0.74	$1.18	$1.55
Diluted earnings per common share	0.63	0.74	1.17	1.54
Common dividends per share	0.28	0.28	0.56	0.56

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Total assets	$913,494	$891,804	$891,192	$904,233	$860,794
Loans receivable, net	749,523	728,845	699,018	687,719	677,726
Total securities	83,874	82,151	79,870	83,886	82,932
Deposits	754,471	755,658	754,533	761,479	720,734
FHLBB advances	47,083	27,031	26,979	26,928	28,033
Shareholders’ equity	92,584	91,402	90,574	105,450	104,104
Wealth assets under management	424,702	422,918	371,012	350,102	374,141
Non-performing loans	14,579	16,829	16,264	16,435	14,728
Non-performing assets	14,579	16,829	16,264	16,602	14,995
Accruing loans past due 30-89 days	3,569	7,995	4,499	2,486	2,796
Net interest and dividend income	7,559	7,659	7,928	7,897	7,793
Net interest and dividend income, tax equivalent	7,873	7,985	8,235	8,195	8,084
Provision (benefit) for loan losses	525	463	266	655	196
Non-interest income	2,009	1,684	1,748	1,769	1,900
Non-interest expense	6,639	6,840	6,343	6,202	6,540
Income before income taxes	2,404	2,040	3,068	2,809	2,957
Income tax provision	669	528	900	824	885
Net income	1,735	1,512	2,167	1,985	2,072
Net income available to common shareholders	1,735	1,512	2,129	1,945	2,032

Per share data
Basic earnings per common share	$0.63	$0.55	$0.78	$0.71	$0.74
Diluted earnings per common share	0.63	0.55	0.77	0.71	0.74
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	33.57	33.20	33.13	32.72	32.26
Tangible book value per common share - Non-GAAP(1)	28.28	27.84	27.69	27.21	26.69

Common shares outstanding at end of period	2,758	2,753	2,734	2,734	2,731
Weighted average common shares outstanding, to calculate basic earnings per share	2,735	2,723	2,710	2,708	2,706
Weighted average common shares outstanding, to calculate diluted earnings per share	2,749	2,741	2,727	2,724	2,724

Profitability ratios
Net interest margin (tax equivalent)	3.71%	3.79%	3.88%	3.91%	4.01%
Efficiency ratio(2)	66.51	69.28	63.64	60.40	62.91
Non-interest income to operating revenue	20.63	18.01	18.06	18.25	19.51
Effective income tax rate	27.79	25.86	29.35	29.31	29.96
Return on average assets	0.77	0.68	0.94	0.87	0.94
Return on average common shareholders’ equity	7.58	6.68	9.34	8.64	9.26

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.37%	0.17%	0.12%	0.03%	0.19%
Non-performing loans to loans receivable, gross	1.93	2.29	2.31	2.37	2.16
Accruing loans past due 30-89 days to loans receivable, gross	0.47	1.09	0.64	0.36	0.41
Allowance for loan losses to loans receivable, gross	0.76	0.80	0.81	0.82	0.74
Allowance for loan losses to non-performing loans	39.22	34.92	35.15	34.43	34.35
Non-performing assets to total assets	1.60	1.89	1.82	1.84	1.74

Capital ratios
Common shareholders' equity to assets	10.14%	10.25%	10.16%	9.89%	10.24%
Tangible common shareholders' equity to tangible assets - Non-GAAP(1)	8.68	8.74	8.64	8.37	8.62
Tier 1 leverage capital	8.64	8.57	8.56	10.31	10.42
Total risk-based capital	13.08	12.92	13.51	13.90	14.22
Common equity tier 1 capital	10.86	10.69	11.17	10.74	11.01

(1) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.
(2) Calculated using SNL’s (publicly recognized resource of bank data) methodology, as follows: Noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions and litigation expenses.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q2 2016	Q1 2016	Q4 2015	Q3 2015	Q2 2015
Shareholders' Equity	$92,584	$91,402	$90,574	$105,450	$104,104
Less: Preferred Stock	—	—	—	(16,000)	(16,000)
Common Shareholders' Equity	92,584	91,402	90,574	89,450	88,104
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(2,031)	(2,183)	(2,338)	(2,496)	(2,657)
Tangible Common Shareholders' Equity	$78,001	$76,667	$75,684	$74,402	$72,895
Total Assets	$913,494	$891,804	$891,192	$904,234	$860,794
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(2,031)	(2,183)	(2,338)	(2,496)	(2,657)
Tangible Total Assets	$898,911	$877,069	$876,302	$889,186	$845,585
Common Shares outstanding	2,758	2,753	2,734	2,734	2,731

Book value per Common Share – GAAP	$33.57	$33.20	$33.13	$32.72	$32.26
Tangible book value per Common Share - Non-GAAP	28.28	27.84	27.69	27.21	26.69

Common Shareholders’ Equity to Assets – GAAP	10.14%	10.25%	10.16%	9.89%	10.24%
Tangible Common Shareholders’ Equity to Tangible Assets – Non-GAAP	8.68	8.74	8.64	8.37	8.62

Non-interest expense	$6,639	$6,840	$6,343	$6,202	$6,571
Less: Amortization of core deposit intangibles	(152)	(155)	(158)	(161)	(164)
Less: Foreclosed property expense	(12)	12	168	(27)	(131)
Less: Strategic initiatives	—	—	—	—	—
Operating expenses	$6,475	$6,697	$6,353	$6,014	$6,276
Net interest and dividend income, tax equivalent	$7,873	$7,985	$8,235	$8,194	$8,084
Non-interest income	2,009	1,684	1,748	1,769	1,900
Gains on securities, net	(146)	(2)	—	(6)	(11)
Operating revenue	$9,736	$9,667	$9,983	$9,957	$9,973
Efficiency Ratio less strategic initiatives	66.51%	69.28%	63.64%	60.40%	62.91%